Net Asset Valuation Presentation January 2015 Exhibit 99.3

General Notices
This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. The information herein does not supplement or revise any information in the REIT's public filings made with the U.S. Securities and Exchange Commission. To the extent information herein conflicts with the REIT’s public filings, as supplemented, the information in the filings govern.
This piece is for general information purposes only and does not constitute legal, tax, investment, or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive.
This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,”, “anticipates”, “may,” “could”
and terms of similar substance, and speak only as of the date made. Actual results could differ materially from those expressed or implied in the REIT’s forward-looking statements. Important factors, among others, that could cause the REIT's actual results to differ materially from those in its forward-looking statements include those identified in the Risk Factors described below. Investors should not place undue reliance on forward-looking statements. The REIT is under no obligation to, and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.
An investment in the REIT is subject to significant risks, some of which are summarized below in the “Risk
Factors” section of this piece. See also, “Risk Factors” in the REIT’s public filings for a more detailed description of the risks associated with an investment in the REIT.

Risk Factors
Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors.
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment.
The shares may lose value or investors could lose their entire investment. The shares are not FDIC-
insured, nor bank guaranteed.
Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares. Stockholders will bear the economic risks of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, it would likely be at a substantial loss of the amount invested.
The REIT relies on its advisor and the advisor’s affiliates to select the REIT’s properties and to conduct the
REIT’s operations. The REIT is obligated to pay substantial fees to its advisor, managing dealer, property manager and their respective affiliates based upon agreements which have not been negotiated at arm’s length, some of which are payable based upon factors other than the quality of services. These fees could influence their advice and judgment in performing services. Currently, the REIT is incurring fees and expenses, some of which will need to be reimbursed to its advisor and affiliates.  Certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, and/or joint venture partners, resulting in conflicts of interest. Those persons could take actions more favorable to other entities.
The REIT has not identified all of the investments that it will make in the future, and investors will not have the opportunity to evaluate future investments before they are made. Investors must rely on the REIT’s advisor and board of directors to evaluate, structure and implement future investments.

Risk Factors
During the REIT's public offerings, the REIT made distributions to its stockholders in the form of shares of its stock. Stock distributions served to provide early stockholders with additional shares as compared to later stockholders for the same initial cash investment. As a result, early stockholders are allocated greater percentages of any accretion in the value of the REIT's early property developments and in any sales proceeds or liquidating distributions upon the sale of such properties or occurrence of an exit event. The
REIT believes its former stock distribution policy aligned the age of the REIT's stockholder base with the long term appreciation in the value of the REIT's assets. The REIT's board of directors will continue to periodically review the REIT's distribution policy. If the REIT makes cash distributions from sources other than from its cash flows or funds from operations, such as from borrowings, such distributions could lower stockholders’ overall return on investment. The REIT has not established a limit on the extent to which it may use borrowings or issue shares of common stock to pay distributions. There is no assurance that the
REIT will make any further distributions. The amount or basis of distributions, if any,  will be determined solely by and at the discretion of the REIT’s board of directors. The distribution of new common stock is not currently included as a component of the stockholder’s gross income under the IRS Code and is therefore tax deferred and not taxable when received. Stockholders should consult with their financial advisor, accountant and/or attorney for tax advice specific to their particular needs and objectives.
If the REIT fails to maintain its qualification as a REIT for any taxable year, it will be subject to federal income tax on taxable income at regular corporate rates. In such an event, net earnings available for investment or distributions would be reduced.

Risk Factors
The REIT has incurred debt to make its investments. The use of leverage to acquire assets may hinder the
REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment in the event income from, or the value of the property securing the debt declines.
The REIT made only a limited number of investments resulting in a less diversified portfolio in terms of the number of investments owned and their geographic locations. All of the REIT’s current investments are in multifamily development properties in the Southeast and Sun Belt regions of the United States. An investment in the REIT’s shares is subject to greater risk to the extent that the REIT has limited geographic and sector diversification in its portfolio of investments.
If sales of our properties or other assets not owned by a TRS are deemed prohibited transactions, we may be subject to a 100% penalty federal tax on the gains resulting from those sales. A “prohibited transaction” is a sale by a REIT of real property or other assets held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., real property or other assets that are not held for investment but are held as inventory for sale by the REIT).  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.

Valuation Disclosures
Our estimated net asset value per share is based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct. You should not rely upon our estimated net asset value as representative of the amount that might be paid to you for your shares in a market transaction, or in a liquidity event.
In determining our estimated net asset value per share, we relied upon a valuation of our portfolio of properties as of Dec. 31, 2014.  Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated present value to the Company of our equity in our portfolio may not reflect the amount that would be realized upon a sale of each of our properties.
We intend to conduct annual year end valuations in accordance with our valuation policy, if we do not perform a subsequent calculation of the net asset value per share of our shares, you may not be able to determine the net asset value of your shares on an ongoing basis.
This valuation represents the estimated net asset value per share as a snapshot in time, will fluctuate over time, and should not be relied upon as representative of the amount a stockholder could expect to receive now or in a future liquidation event. CBRE Cap, the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the Company. CBRE Cap is not responsible for our estimated net asset value per share as of Dec. 31, 2014. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CNL Growth Properties is a non-traded real estate investment trust
(REIT)
The REIT seeks commercial real estate investment opportunities in growth-oriented markets, with a focus on Multifamily Development.
CNL Growth Properties

Highlights
Commenced initial offering in October 2009
Launched follow-on offering in August 2013
Closed second offering in April 2014
Raised approximately $559 million in equity since initial offering
Invested in 16 assets as of the valuation date
16 multifamily development projects
8 operating, 7 in development, 1 operating &  held for sale
Asset Held-for-Sale
Woodfield Long Point, Charleston County, SC
Distribution Policy, Distribution Reinvestment Plan, Redemption Plan
Stock distributions terminated October 1, 2014
Distribution Reinvestment Plan (DRP) terminated October 1, 2014
Redemption Plan suspended October 1, 2014
Completed independent valuation of portfolio as of December 31, 2014

Sale of Woodfield Long Point
Entered Purchase & Sale Agreement November 25, 2014
258-Unit Class A Garden Style Community in Mount Pleasant
(Charleston County), South Carolina
Sale Price: $55.5 million
Closed: January 15, 2015

Estimated Net Asset Value (“NAV”)
Consistent with methodologies prescribed by IPA
Valuation Guidelines
1
Individual MAI property appraisals (no enterprise/portfolio
premiums)
Use of independent investment banking firm
Engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) an independent investment banking firm as valuation expert
Disclosure of key assumptions & methodology
Utilized discounted cash flow method
Range provided by adjusting key assumptions
Discount rates, terminal capitalization (“terminal cap”) rates
1 There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements.

Methodology
Valuation based on cash flow projections and a four year
discounted cash flow analysis (expected hold period) for each property from actual cash flows based on realized rent, and
the Company’s development budgets and cash flow
projections
The Company’s real estate properties were categorized into three classifications
Operating Assets (8 properties)
Development Projects (7 properties)
Operating Asset Held For Sale (1 property)
Terminal capitalization rate was used to calculate terminal
value (stabilized NOI/terminal capitalization rate) of the assets at stabilization
Terminal capitalization rate sourced from MAI appraisals and vary by location, asset quality and supply/demand metrics

$10.36
$10.91
$9.00
$10.00
$11.00
$12.00

CNL Growth Properties

CBRE Cap created a valuation range by varying the discount rate utilized and the terminal cap rate of each real estate asset
The range was set at 50bps on the discount rate and 30bps on the terminal capitalization rate of each asset
Represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges consistent with IPA guidelines
CBRE Cap utilized a December 31, 2014, share count of 22,526,171
CBRE Cap Valuation (discount and terminal capitalization rates based on CBRE appraisals)
Weighted avg. discount rate: 10.5%
Weighted avg. terminal rate: 6.03%
Valuation Summary

Estimated NAV Per Share Build-Up
Table of Value Estimates for Components of Net Asset Value
(as of Dec. 31, 2014)
Value
($ in 000’s) Per Share
$199,439 $8.85
Cash and cash equivalents
2
46,854
2.08
Other assets
2
638 0.03
Accounts payable and other accrued expenses
2
(4,607) (0.20)
Other liabilities
2
(1,492)  (0.07)
Estimated NAV before incentive fee $240,832 $10.69
Less: Incentive Fee to Advisor (1,393) (0.06)
Estimated NAV
3
1 The company’s share of equity including promote structure in each venture.
2 Based on the Company’s preliminary balance sheet as of Dec. 31, 2014.
3 The estimated NAV per share is a snapshot in time and should not be relied upon as indicative of the value the company or stockholders may receive now or in a future liquidation event.
$239,439
$10.63
Present value of equity in operating assets,
development projects and asset held for sale
1

Looking Ahead
1
Evaluate monetization opportunities as
properties become stabilized
Execute on existing pipeline of multifamily
development opportunities
1 There is no assurance these objectives will be met. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the REIT’s ability to control or accurately predict. Investors should not place undue reliance on forward-looking statements.

For More Information
Investors
To obtain additional information about CNL Growth Properties, please consult your Financial Advisor or visit
CNLGrowthProperties.com.
Financial Professionals
For more information about CNL Growth Properties, please
contact our managing dealer, CNL Securities, Member
FINRA/SIPC at 866-650-0650 or CNLSecurities.com.
This is not an offer. Dissemination to investors is prohibited.  Investments in non-traded real estate investment trusts (REITs) are subject to significant risks. These risks include limited operating histories, reliance on the advisors, conflicts of interests, use of leverage, payment of substantial fees to the advisors and their affiliates, illiquidity and liquidations at less than the original amounts invested.
© 2015 CNL Global Growth Advisor, LLC. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

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